UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 26, 2014

Ormat Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State of Incorporation)

001-32347 (Commission File Number)	No. 88-0326081 (I.R.S. Employer Identification No.)

6225 Neil Road, Reno, Nevada (Address of Principal Executive Offices)	89511-1136 (Zip Code)

(775) 356-9029
(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01     Entry into a Material Definitive Agreement

Item 8.01     Other Events

Item 9.01     Financial Statements and Exhibits

Signatures

Exhibit Index

Ex-10	Membership Interest Purchase and Sale Agreement, dated March 26, 2014, between RET Holdings, LLC and Ormat Nevada Inc.

Ex-99	Press Release

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01     Entry into a Material Definitive Agreement.

On March 26, 2014, Ormat Nevada Inc. (“Ormat Nevada”), a wholly-owned subsidiary of Ormat Technologies, Inc. (the “Company”), entered into a Membership Interest Purchase and Sale Agreement (the “Purchase and Sale Agreement”) with RET Holdings, LLC (“RET”), pursuant to which Ormat Nevada agreed to sell, and RET agreed to purchase, all of the membership interests in Imperial Solar 1, LLC for an aggregate purchase price of $35.25 million. Imperial Solar 1, LLC is developing and constructing a 13.1 megawatt (DC) solar power generating facility in Heber, California, and owns all of the assets associated with the project.

On March 26, 2014, the parties consummated the sale of the membership interests under the Purchase and Sale Agreement. RET made a cash payment of $15 million of the aggregate purchase price to Ormat Nevada, and Renewable Energy Trust Capital, Inc., the parent company of RET, issued a promissory note in the amount of $20.25 million (the remainder of the purchase price) on behalf of RET in favor of Ormat Nevada. The promissory note is expected to mature and become due and payable in the second quarter of 2014, subject to fulfillment of certain milestones.

Under the Purchase and Sale Agreement, each of Ormat Nevada and RET made certain representations, warranties and covenants that are customary for transactions of this type, and Ormat Nevada agreed to provide certain engineering, procurement and construction services in connection with the remaining ongoing construction of the project and to provide certain customary warranties and indemnities in respect of its performance.

The foregoing description of the Purchase and Sale Agreement is qualified in its entirety by reference to the Purchase and Sale Agreement attached hereto as Exhibit 10 and incorporated herein by reference.

Item 8.01     Other Events.

On March 26, 2014, the Company issued a press release announcing the execution of the Purchase and Sale Agreement. A copy of the press release is furnished as Exhibit 99 to this report on Form 8-K and is incorporated by reference herein.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

10	Membership Interest Purchase and Sale Agreement, dated March 26, 2014, between RET Holdings, LLC and Ormat Nevada Inc.

99	Press release of the Company dated March 26, 2014.

Safe Harbor Statement

Information provided in this report on Form 8-K may contain statements relating to current expectations, estimates, forecasts and projections about future events that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally relate to the Company’s plans, objectives and expectations for future operations and are based upon management’s current estimates and projections of future results or trends. Actual future results may differ materially from those projected as a result of certain risks and uncertainties. For a discussion of such risks and uncertainties, see “Risk Factors” as described in Ormat Technologies, Inc.’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2014.

These forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORMAT TECHNOLOGIES, INC.

By	/s/ Yehudit Bronicki
Name: Yehudit Bronicki
Title: Chief Executive Officer

Date: March 31, 2014

EXHIBIT INDEX

Exhibit Number	Description

10	Membership Interest Purchase and Sale Agreement, dated March 26, 2014, between RET Holdings, LLC and Ormat Nevada Inc.

99	Press release of the Company dated March 26, 2014